  Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS, 11TH FLOOR
NEW YORK, NEW YORK 10105

March 22, 2019

Cellular Biomedicine Group, Inc.
1345 Avenue of the Americas, 15th Floor
New York, New York 10105

We have acted as counsel to Cellular Biomedicine Group, Inc. (the “Company”) in connection with: (i) the registration statement on Form S-3 (Registration No. 333-210337) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2016, as amended on May 27, 2016, and as declared effective on June 17, 2016; (ii) the Prospectus Supplement, dated March 21, 2019 (the “Prospectus Supplement”), of the Company, to be filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) related to the offer and sale by the Company of up to an aggregate of 1,183,823 shares of common stock, par value $0.001 per share (the “Shares”) (including up to 154,411 shares that may be sold pursuant to the exercise of an option to purchase additional Shares granted by the Company to the underwriters); and (iii) the current report on Form 8-K dated March 22, 2019 (the “Form 8-K”) pertaining to the offer and sale of the Shares (the “Offering”) which will include this opinion letter as an exhibit and result in it being filed by the Company with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference.

In connection with the opinions expressed herein, we have examined:

(i) the Registration Statement;

(ii) the base prospectus contained in the Registration Statement (the “Base Prospectus”);

(iii) the Prospectus Supplement;

(iv) the Underwriting Agreement, dated March 21, 2019, by and among the Company, Cantor Fitzgerald & Co. and Robert W. Baird & Co. Incorporated (the “Underwriting Agreement”); and

(v) the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Offering (and the related agreements, instruments and documents to which the Company is a party).

We have examined such other originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of Delaware and of officers of the Company as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor, in accordance with the terms of the Underwriting Agreement and in the manner contemplated by the Registration Statement, including the Base Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K, which is incorporated by reference in the Prospectus Supplement to the Registration Statement. We also consent to the reference of our firm under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement, each included in the Registration Statement and in each case in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ELLENOFF GROSSMAN & SCHOLE LLP